EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Third Quarter 2018 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)—October 16, 2018-- ADTRAN, Inc. (NASDAQ:ADTN) reported results for the third quarter 2018. For the quarter, sales were $140.3 million compared to $185.1 million for the third quarter of 2017. Net income was $7.6 million compared to $15.9 million for the third quarter of 2017. Earnings per share, assuming dilution, were $0.16 compared to $0.33 for the third quarter of 2017. Non-GAAP earnings per share were $0.21 compared to $0.37 for the third quarter of 2017. GAAP earnings per share include the expense of stock-based compensation, acquisition related amortizations and other expenses, and restructuring expenses. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “Total revenue for the quarter grew 10% sequentially, including the effect of a late start to our G.fast shipments to the Asia-Pacific region.  Notwithstanding the G.fast shipment impact, our third quarter results showed strong improvements in gross margins and operating expenses.  On a regional basis, sales contributions followed typical seasonal patterns with growth in the Americas, expected seasonal declines in Europe and growth in Asia-Pacific, driven by new customer activity.  Looking forward, we are very encouraged by the continued momentum in ultra-broadband shipments to both carriers and MSOs globally as service providers continue to evolve their networks to meet changing customer expectations.”

The Company also announced that its Board of Directors declared a cash dividend for the third quarter of 2018. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on October 31, 2018. The ex-dividend date is October 30, 2018, and the payment date is November 14, 2018.

The Company confirmed that it will hold its third quarter conference call Wednesday, October 17, 2018, at 9:30 a.m. Central Time. ADTRAN will webcast this conference. To listen, simply visit the Investor Relations site at www.investors.adtran.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or via email at investor.relations@adtran.com.

ADTRAN, Inc. is the leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. Please visit us at www.adtran.com, LinkedIn, Facebook and Twitter.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$94,173	$86,433
Short-term investments	5,912	16,129
Accounts receivable, net	101,865	144,150
Other receivables	30,084	26,578
Inventory, net	106,060	122,542
Prepaid expenses and other current assets	10,428	17,282
Total Current Assets	348,522	413,114

Property, plant and equipment, net	81,457	85,079
Deferred tax assets, net	39,595	23,428
Goodwill	3,492	3,492
Other assets	31,523	13,725
Long-term investments	144,241	130,256
Total Assets	$648,830	$669,094

Liabilities and Stockholders' Equity
Accounts payable	$65,032	$60,632
Unearned revenue	17,004	13,070
Accrued expenses	14,548	13,232
Accrued wages and benefits	12,604	15,948
Income tax payable	14,340	3,936
Total Current Liabilities	123,528	106,818

Non-current unearned revenue	3,846	4,556
Other non-current liabilities	32,255	34,209
Bonds payable	25,600	25,600
Total Liabilities	185,229	171,183

Stockholders' Equity	463,601	497,911

Total Liabilities and Stockholders' Equity	$648,830	$669,094

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Sales
Products	$121,043	$145,467	$341,359	$444,607
Services	19,292	39,645	47,830	95,457
Total Sales	140,335	185,112	389,189	540,064
Cost of Sales
Products	69,943	73,534	208,184	229,861
Services	11,944	25,087	32,828	65,377
Total Cost of Sales	81,887	98,621	241,012	295,238
Gross Profit	58,448	86,491	148,177	244,826
Selling, general and administrative expenses	30,750	34,676	96,361	104,171
Research and development expenses	29,877	33,588	93,455	99,116
Operating Income (Loss)	(2,179)	18,227	(41,639)	41,539
Interest and dividend income	825	952	2,604	2,857
Interest expense	(134)	(139)	(398)	(417)
Net realized investment gain	4,507	1,009	5,400	2,869
Other income (expense), net	201	(842)	(73)	(1,427)
Gain on bargain purchase of a business	—	—	11,322	—
Income (Loss) Before Provision for Income Taxes	3,220	19,207	(22,784)	45,421
(Provision) benefit for income taxes	4,369	(3,309)	11,889	(10,471)
Net Income (Loss)	$7,589	$15,898	$(10,895)	$34,950

Weighted average shares outstanding – basic	47,710	47,870	47,927	48,110
Weighted average shares outstanding – diluted(1)	47,834	48,531	47,994	48,618

Earnings (loss) per common share – basic	$0.16	$0.33	$(0.23)	$0.73
Earnings (loss) per common share – diluted(1)	$0.16	$0.33	$(0.23)	$0.72

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net Income (Loss)	$7,589	$15,898	$(10,895)	$34,950
Other Comprehensive Income (Loss), net of tax
Net unrealized gains (losses) on available-for-sale securities	(32)	804	(3,340)	2,512
Net unrealized gains (losses) on cash flow hedges	—	142	—	(196)
Defined benefit plan adjustments	37	73	104	214
Foreign currency translation	(451)	1,541	(3,033)	5,402
Other Comprehensive Income (Loss), net of tax	(446)	2,560	(6,269)	7,932
Comprehensive Income (Loss), net of tax	$7,143	$18,458	$(17,164)	$42,882

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(10,895)	$34,950
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,952	12,034
Amortization of net premium on available-for-sale investments	(14)	352
Net realized gain on long-term investments	(5,400)	(2,869)
Net (gain) loss on disposal of property, plant and equipment	68	(10)
Gain on bargain purchase of a business	(11,322)	—
Stock-based compensation expense	5,243	5,573
Deferred income taxes	(20,368)	—
Changes in operating assets and liabilities:
Accounts receivable, net	41,166	(6,975)
Other receivables	(1,842)	(2,924)
Inventory	16,543	(9,483)
Prepaid expenses and other assets	8,722	(9,647)
Accounts payable	5,223	(4,727)
Accrued expenses and other liabilities	156	(2,820)
Income tax payable	9,461	8,571
Net cash provided by operating activities	48,693	22,025

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,695)	(12,304)
Proceeds from disposals of property, plant and equipment	—	16
Proceeds from sales and maturities of available-for-sale investments	116,757	137,272
Purchases of available-for-sale investments	(115,271)	(79,713)
Acquisition of business	(7,806)	—
Net cash provided by (used in) investing activities	(12,015)	45,271

Cash flows from financing activities:
Proceeds from stock option exercises	1,321	6,606
Purchases of treasury stock	(14,185)	(17,348)
Dividend payments	(12,976)	(13,031)
Net cash used in financing activities	(25,840)	(23,773)

Net increase in cash and cash equivalents	10,838	43,523
Effect of exchange rate changes	(3,098)	4,835
Cash and cash equivalents, beginning of period	86,433	79,895

Cash and cash equivalents, end of period	$94,173	$128,253

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$355	$272

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expense was recorded in the following Consolidated Statements of Income categories for three and nine months ended September 30, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Restructuring expense included in cost of sales	$—	$—	$2,761	$—

Selling, general and administrative expense	261	93	2,661	93
Research and development expense	—	122	1,814	122
Restructuring expense included in operating expenses	261	215	4,475	215

Total restructuring expense	261	215	7,236	215
Provision for income taxes	(68)	(84)	(1,882)	(84)

Total restructuring expense, net of tax	$193	$131	$5,354	$131

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope), and on March 19, 2018, we closed on the acquisition of Sumitomo Electric Lightwave Corp.’s North American EPON business (Sumitomo). Acquisition related expenses, amortizations and adjustments for the three and nine months ended September 30, 2018 and 2017 for all four transactions are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$53	$158	$369	$474

NSN BBA acquisition
Amortization of acquired intangible assets	88	95	270	432
Amortization of other purchase accounting adjustments	—	1	1	39
Subtotal - NSN BBA acquisition	88	96	271	471

CommScope acquisition
Amortization of acquired intangible assets	123	219	373	1,513
Amortization of other purchase accounting adjustments	—	4	1	85
Acquisition related professional fees, travel and other expenses	—	—	—	8
Subtotal - CommScope acquisition	123	223	374	1,606

Sumitomo acquisition
Amortization of acquired intangible assets	662	—	1,434	—
Amotization of other purchase accounting adjustments	—	—	79	—
Acquisition related professional fees, travel and other expenses	—	—	124	—
Subtotal - Sumitomo acquisition	662	—	1,637	—

Total acquisition related expenses, amortizations and adjustments	926	477	2,651	2,551
Provision for income taxes	(245)	(178)	(702)	(957)
Total acquisition related expenses, amortizations and adjustments, net of tax	$681	$299	$1,949	$1,594

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of goods sold	$350	$5	$839	$86

Selling, general and administrative expenses	289	50	874	164
Research and development expenses	287	422	938	2,301
Total acquisition related expenses, amortizations and adjustments included in operating expenses	576	472	1,812	2,465

Total acquisition related expenses, amortizations and adjustments	926	477	2,651	2,551
Provision for income taxes	(245)	(178)	(702)	(957)
Total acquisition related expenses, amortizations and adjustments, net of tax	$681	$299	$1,949	$1,594

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Stock-based compensation expense included in cost of sales	$101	$97	$298	$281

Selling, general and administrative expense	894	994	2,924	3,018
Research and development expense	645	743	2,021	2,274
Stock-based compensation expense included in operating expenses	1,539	1,737	4,945	5,292

Total stock-based compensation expense	1,640	1,834	5,243	5,573
Tax benefit for expense associated with non-qualified options, PSUs, RSUs and restricted stock	(292)	(402)	(1,016)	(1,215)

Total stock-based compensation expense, net of tax	$1,348	$1,432	$4,227	$4,358

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

GAAP earnings (loss) per common share - diluted	$0.16	0.33	$(0.23)	$0.72

Restructuring expense	—	—	0.11	—
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.04	0.03
Stock-based compensation expense	0.03	0.03	0.09	0.09
Gain on bargain purchase of a business	—	—	(0.24)	—

Non-GAAP earnings (loss) per common share - diluted(1)	$0.21	0.37	$(0.22)	$0.84

(1) Table may not foot due to rounding